AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                                 HOMEBASE, INC.


                  Article 1. LAW, CERTIFICATE OF INCORPORATION
                                   AND BY-LAWS

         1.1. These by-laws are subject to the Certificate of Incorporation of the Corporation. In these by-laws, references to law, the Certificate of Incorporation and by-laws mean the law, the provisions of the Certificate of Incorporation of the Corporation and these by-laws as from time to time in effect.

                             Article 2. STOCKHOLDERS

         2.1. Annual Meeting. The annual meeting of stockholders shall be held on such date and at such time as the Board of Directors may determine, at which the stockholders shall elect a Board of Directors and transact such other business as may be required by law or these by-laws or as may properly come before the meeting.


         At any annual meeting of stockholders, only such business shall be conducted as shall have been brought before the annual meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.1 and on the record date for the determination of stockholders entitled to vote at such meeting and who complies with the procedures set forth below in this paragraph, provided that such other business brought before the annual meeting by a stockholder must be a proper matter for stockholder action under the Delaware General Corporation Law and under other applicable law. For business properly to be brought by a stockholder before an annual meeting, the stockholder must have given timely notice thereof in proper written form to the secretary. To be timely, a stockholder's notice must be sent via registered or certified mail addressed to the Secretary at the Corporation's principal executive offices; the secretary must receive such notice not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 90 days, from such anniversary date, the Secretary must receive such notice not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 7th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting extend the existing time period or commence a new time period for the giving of a stockholder's notice as described above. To be in proper written form, a stockholder's notice shall set forth in writing as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business; (iii) the person or persons who are the beneficial owner of such shares, if different in any respect from the record owner; (iv) the class and number of shares of the Corporation which are beneficially owned by the stockholder and any other persons referred to in the preceding clause (iii); (v) any material interest of the stockholder or such beneficial owner or owners in such business and a description of all arrangements or understandings between such stockholder and/or such beneficial owner or owners and any other person or entity (including the names and addresses of such other persons or entities) in connection with which the proposal of such business by such stockholder is being made; (vi) whether such stockholder or such beneficial owner or owners intends or is part of a group that intends to solicit proxies from other stockholders in support of such proposal; (vii) any other information that is required to be provided by such stockholder or such beneficial owner or owners pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder; and (viii) any other information that the Corporation may reasonably request under the circumstances. In addition, such stockholder's notice shall include a representation that the stockholder is a holder of record of capital stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at such meeting to present such business. Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for such meeting, such stockholder must provide notice as required pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. The chairman of the annual meeting shall, if the facts warrant, determine and declare to the annual meeting that business was not properly brought before the annual meeting in accordance with the provisions of this
Section 2.1 and, if he should so determine, he shall so declare to the annual meeting and any such business not properly brought before the annual meeting shall not be transacted. For purposes of this Section 2.1, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the 1934 Act.

         2.2. Special Meetings. Subject to the provisions of any series of preferred stock or any other securities of the Corporation with respect to the voting of such series or such other Securities, a special meeting of the stockholders may be called only by notice given by the chairman, the president or a majority of the Board of Directors. Only such business as is specified in the notice of a special meeting of stockholders shall come before such meeting. Any such notice shall state the place, date, hour and purposes of the meeting.

         2.3. Place of Meeting. All meetings of the stockholders shall be held at such place within or without the State of Delaware as may be determined from time to time by the chairman, the president or the Board of Directors. Any adjourned session of any meeting of the stockholders shall be held at the place designated in the vote of adjournment.

         2.4. Notice of Meetings. Except as otherwise provided by law, a written notice of each meeting of stockholders stating the place, day and hour thereof and, in the case of a special meeting, the purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the meeting, to each stockholder entitled to vote thereat, and to each stockholder who, by law, by the Certificate of Incorporation or by these by-laws, is entitled to notice, by leaving such notice with him or at his residence or usual place of business, or by depositing it in the United States mail, postage prepaid, and addressed to such stockholder at his address as it appears in the records of the Corporation. Such notice shall be given by the secretary, or by an officer or person designated by the Board of Directors, or in the case of a special meeting by the officer calling the meeting or by the Board of Directors, as the case may be. As to any adjourned session of any meeting of stockholders, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment was taken except that if the adjournment is for more than thirty days or if after the adjournment a new record date is set for the adjourned session, notice of any such adjourned session of the meeting shall be given in the manner heretofore described. No notice of any meeting of stockholders or any adjourned session thereof need be given to a stockholder if a written waiver of notice, executed before or after the meeting or such adjourned session by such stockholder, is filed with the records of the meeting or if the stockholder attends such meeting without objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders or any adjourned session thereof need be specified in any written waiver of notice.

         2.5. Quorum of Stockholders. At any meeting of the stockholders a quorum as to any matter shall consist of a majority of the votes entitled to be cast on the matter, except where a larger quorum is required by law, by the Certificate of Incorporation or by these by-laws. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present. If a quorum is present at an original meeting, a quorum need not be present at an adjourned session of that meeting. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of any such corporation to vote stock held by it in a fiduciary capacity.

         2.6. Action by Vote. When a quorum is present at any meeting, a plurality of the votes properly cast for election to any office shall elect to such office and a majority of the votes properly cast upon any question other than an election to an office shall decide the question, except when a larger vote is required by law, by the Certificate of Incorporation or by these by-laws. No ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

         2.7. Proxy Representation. Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, objecting to or voting or participating at a meeting or expressing consent or dissent without a meeting. At all meetings of stockholders, a stockholder may vote by proxy executed in writing (or in such other manner permitted by the General
Corporation Law of the State of Delaware) by the stockholder, or by such person's duly authorized attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. The authorization of a proxy may but need not be limited to specified action; provided however that if a proxy limits its authorization to a meeting or meetings of stockholders, unless otherwise specifically provided such proxy shall entitle the holder thereof to vote at any adjourned session but shall not be valid after the final adjournment thereof.

         2.8. Inspectors. The directors or the chairman of the meeting may, but need not, appoint one or more inspectors of election and any substitute inspectors to act at the meeting or any adjournment thereof. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them.

         2.9. List of Stockholders. The secretary shall prepare and make available, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in his name. The stock ledger shall be the only evidence as to who are stockholders entitled to examine such list or to vote m person or by proxy at such meeting.

                          Article 3. BOARD OF DIRECTORS

         3.1. Number. Except as otherwise fixed by or pursuant to the Certificate of Incorporation, the number of directors which shall constitute the whole board shall be determined from time to time by vote of a majority of the Board of Directors, provided that the number thereof may not be less than three.

         3.2. Tenure. Except as otherwise provided by law, by the Certificate of Incorporation or by these by-laws, the directors, other than those who may be elected upon specified circumstances by the holders of shares of any series of Preferred Stock or any other securities of the Corporation, shall be classified, with respect to the time for which they severally hold office, into three classes as nearly equal in number as possible: one class whose term expires at the annual meeting of stockholders to be held in calendar 1989, another class whose term expires at the annual meeting of stockholders to be held in calendar 1990 and another class whose term expires at the annual meeting of stockholders to be held in calendar 1991, with each class to hold office until its successors are elected and qualified. The classes (and the membership of each class) shall be initially comprised as provided in the Certificate of Incorporation. If the number of directors is changed by the Board of Directors, any newly created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal as possible; provided, however that no decrease in the number of directors shall shorten the term of any incumbent director. At each annual meeting of stockholders, subject to the aforesaid rights of the holders of any Preferred Stock or any other securities of the corporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election, with such class to hold office until its Successors are elected and qualified.

         3.3. Notification of Nominations. Subject to the rights of the holders of any shares of any series of Preferred Stock or any other securities of the Corporation to elect directors upon specified circumstances, nominations for the election of directors may only be made (i) by the Board of Directors or (ii) by a stockholder who is a stockholder of record on the date of the giving of the notice provided for in this Section 3.3 and on the record date for the determination of stockholders entitled to vote for the election of directors at the meeting at which such election is to occur may nominate persons for election as directors, and only if such stockholder gives timely notice thereof in proper written form to the secretary. To be timely in connection with an election of directors to be held at an annual meeting, a stockholder's notice must be sent via registered or certified mail addressed to the Secretary at the Corporation's principal executive offices; the secretary must receive such notice not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 90 days, from such anniversary date, the Secretary must receive such notice not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 7th day following the day on which public announcement of the date of the meeting is first made. To be timely in connection with an election of directors to be held at a special meeting, a stockholder's notice must be sent via registered or certified mail addressed to the Secretary at the Corporation's principal executive offices; the secretary must receive such notice not later than the close of business, Los Angeles time, on the 7th day following the date on which public announcement of the date of such special meeting is first made. In no event shall the public announcement of an adjournment of an annual or special meeting extend the existing time period or commence a new time period for the giving of a stockholder's notice as described above. To be in proper written form, a stockholder's notice shall set forth in writing: (i) as to each person whom the stockholder proposes to nominate for election or election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder; and (ii) (a) the name and address, as they appear on the Corporation's books, of such stockholder, (b) the name and address of the person or persons who are the beneficial owners of such shares, if different in any respect from the record owner, (c) the class and number of shares of the Corporation which are beneficially owned by such stockholder or such beneficial owners, (d) whether such stockholder or such beneficial owner or owners intends or is part of a group that intends to solicit proxies from other stockholders in support of the election of such nominees, (e) a description of all arrangements or understanding between the stockholder and/or such beneficial owners and each nominee and any other person or entity (including the names and addresses of such other persons or entities) in connection with which the nomination or nominations are being made by such stockholder; (f) any other information that is required to be provided by such stockholder or such beneficial owner or owners pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder; and (g) any other information that the Corporation may reasonably request under the circumstances. In addition, such stockholder's notice shall include a representation that the stockholder is a holder of record of capital stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at such meeting to nominate the person or persons named in such stockholder's notice. Such stockholder's notice shall also include, each such nominee's written consent to being named in the proxy statement as a nominee (if such person is to be so named) and to serving as a director if elected. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the secretary the information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. In the event that a stockholder seeks to nominate one or more directors, the secretary shall appoint one or more inspectors to determine whether a stockholder has complied with this Section 3.3. If the inspectors shall determine that a stockholder has not complied with this Section 3.3, the inspectors shall direct the chairman of the meeting to declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the by-laws, and the chairman shall so declare to the meeting and the defective nomination shall be disregarded.
Only persons who are nominated in accordance with the procedures set forth in this Section 3.3 and who are otherwise qualified to be nominated or to serve as a director of the Corporation pursuant to these by-laws shall be eligible to serve as directors of the Corporation. For purposes of this Section 3.3, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act.

         3.4. Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors who shall have and may exercise all the powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these by-laws directed or required to be exercised or done by the stockholders.

         3.5. Vacancies. Subject to the rights of the holders of any shares of any series of Preferred Stock or any other securities of the Corporation to elect directors upon specified circumstances, any vacancies on the Board of Directors resulting from death, resignation or removal shall only be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, and newly created directorships resulting from any increase in the number of directors shall be filled by the Board of Directors, or if not so filled, by the stockholders at the next annual meeting thereof or at a special meeting called for that purpose in accordance with these bylaws. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. The directors shall have and may exercise all their powers notwithstanding the existence of one or more vacancies in their number, subject to any requirements of law or of the Certificate of Incorporation or of these by-laws as to the number of directors required for a quorum or for any vote or other actions.

         3.6. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, or in these by-laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matter: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or
(ii) adopting, amending or repealing any by-law of the Corporation. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the Board or such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these bylaws for the conduct of business by the Board of Directors. Each Committee shall keep regular minutes of its meetings and report the same to the Board of Directors upon request.

         3.7. Regular Meetings. Regular meetings of the Board of Directors may be held without call or notice at such places within or without the State of Delaware and at such times as the Board may from time to time determine; provided however that notice of the first regular meeting following any such determination shall be given to absent directors. In addition, regular meeting of the directors may be held without call or notice immediately after and at the same place as the annual meeting of stockholders.

         3.8. Special Meetings. Special meetings of the Board of Directors may be held at any time and at any place within or without the State of Delaware designated in the notice of the meeting, when called by the chairman, the president or by a majority of the directors, reasonable notice thereof being given to each director by the secretary or by the chairman, the president or any one of the directors calling the meeting.

         3.9. Notice. It shall be reasonable and sufficient notice to a director to send notice by mail at least forty-eight hours or by telegram at least twenty-four hours before the meeting addressed to him at his usual or last known business or residence address or to give notice to him in person or by telephone, facsimile or electronic means at least twenty-four hours before the meeting. Notice of a meeting need not be given to any director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

         3.10. Quorum. Except as may be otherwise provided by law, by the Certificate of Incorporation or by these by-laws, at any meeting of the directors a majority of the directors then in office shall constitute a quorum; a quorum shall not in any case be less than one-third of the total number of directors constituting the whole board. Any meeting may be adjourned from time to time by a majority of the Votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

         3.11. Action by Vote. Except as may be otherwise provided by law, by the Certificate of Incorporation or by these by-laws, when a quorum is present at any meeting the vote of a majority of the directors present shall be the act of the Board of Directors.

         3.12. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or a committee thereof may be taken without a meeting if all the members of the Board or of such committee, as the case may be, consent thereto in writing, and such writing or writings are filed with the records of the meetings of the Board or of such committee. Such consent shall be treated for all purposes as the act of the Board or of such committee, as the case may be.

         3.13. Participation in Meetings by Conference Telephone. Members of the Board of Directors, or any committee designated by such Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other or by any other means permitted by law. Such participation shall constitute presence in person at such meeting.

         3.14. Compensation. In the discretion of the Board of Directors, each director may be paid such fees for his services as director and be reimbursed for his reasonable expenses incurred in the performance of his duties as director as the Board of Directors from time to time may determine. Nothing contained in this Section 3.14 shall be construed to preclude any director from serving the Corporation in any other capacity and receiving reasonable compensation therefor.

         3.15. Qualification of Directors. Directors need not be stockholders. No person shall be qualified to be elected to, or appointed to fill a vacancy on, the Board of Directors during the pendency of a Business Combination transaction, as defined herein, if such person is, or (in the case of a person described in clause (i), (ii) or (iii) below) was within the two years preceding the date of such election or appointment: (i) an officer, director, employee or affiliate (as defined in Rule 144 of the Securities and Exchange Commission ("SEC")) of a party to such transaction (an "Interested Party") or of any affiliate of an Interested Party; (ii) an agent subject to the direction of an Interested Party; (iii) a consultant or advisor to an Interested Party; (iv) a person having a material financial interest in the transaction (other than through the ownership of stock or securities of the Corporation); or (v) a person having any business, financial or familial relationship with any person referred to in clauses (i)-(iv) above that would reasonably be expected to affect such person's judgment as a director of the Corporation. A person shall not be disqualified from election or appointment to the Board of Directors by reason of this Section 3.15 solely because such person is an employee or officer of this Corporation who receives normal and customary compensation as such and/or is a stockholder or affiliate of this Corporation.

         For purposes of this Section 3.15, a Business Combination shall mean any of the following: (i) a merger or consolidation of this Corporation with another corporation, or a sale of all or substantially all of the business and assets of this Corporation; or (ii) an acquisition (including by tender offer or any other means) by any person (including any two or more persons comprising a group, within the meaning of SEC Rule 13(d)(5)), of beneficial ownership, within the meaning of Rule 13d-3 under the 1934 Act, of 15% or more of the outstanding common stock of this Corporation.

         A Business  Combination  shall be deemed  pending for  purposes of this
Section 3.15 commencing on the date any offer or proposal for such transaction shall be made and until such time as the proposed transaction is abandoned or until such time as: (i) the party proposing such transaction shall have acquired beneficial ownership, as defined above, of 50% or more of this Corporation's outstanding voting stock; and (ii) 10 business days shall have elapsed thereafter. A business day shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                         Article 4. OFFICERS AND AGENTS

         4.1. Enumeration; Qualification. The officers of the Corporation shall be a chairman, a president, a treasurer, a secretary and such other officers, if any, as the Board of Directors from time to time may in its discretion elect or appoint including without limitation one or more vice presidents and a controller. The Corporation may also have such agents, if any, as the Board of Directors from time to time may in its discretion choose. Any officer may be but none need be a director or stockholder. Any two or more offices may be held by the same person. Any officer may be required by the Board of Directors to secure the faithful performance of his duties to the Corporation by giving bond in such amount and with sureties or otherwise as the Board of Directors may determine.

         4.2. Powers. Subject to law, to the Certificate of Incorporation and to the other provisions of these by-laws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to his office and such additional duties and powers as the Board of Directors may from time to time designate.

         4.3. Election. The officers may be elected by the Board of Directors at their first meeting following the annual meeting of the stockholders or at any other time. At any time or from time to time the directors may delegate to any officer their power to elect or appoint any other officer or any agents.

         4.4. Tenure. Each officer shall hold office until the first meeting of the Board of Directors following the next annual meeting of the stockholders and until his respective successor is chosen and qualified unless a shorter period shall have been specified by the terms of his election or appointment, or in each case until he sooner dies, resigns, is removed or becomes disqualified. Each agent shall retain his authority at the pleasure of the directors, or the officer by whom he was appointed or by the officer who then holds agent appointive power.

         4.5. Chairman of the Board of Directors President and Vice President. The chairman of the board shall participate in matters of planning and policy, both financial and operational. The chairman shall preside at all meetings of the stockholders and of the Board of Directors at which he is present, except that in the absence of the chairman, or at the request of the chairman, the president shall preside. The chairman shall have such other duties and powers as may be designated from time to time by the Board of Directors. Each vice chairman, if any, shall have such duties and powers as shall be designated from time to time by the Board of Directors. Unless the Board of Directors otherwise specifies, the president shall be the chief executive officer and shall have direct charge of all business operations of the Corporation and, subject to the control of the directors, shall have general charge and supervision of the business of the Corporation. Any vice presidents shall have such duties and powers as shall be set forth in these by-laws or as shall be designated from time to time by the Board of Directors or by the president.

         4.6. Chief Financial Officer: Treasurer and Assistant Treasurers. The chief financial officer shall be responsible for execution of all financial policies, plans, procedures and controls of the Company, and the maintenance of books and records with respect thereto, including accounting and treasury functions, internal audit, budgets, borrowings, securities offerings, investments, tax reporting and financial reporting, all subject to the control of the Board of Directors, the president and the chairman. The chief financial officer shall have such other duties and powers as may be designed from time to time by the Board of Directors, the president or the chairman. The treasurer shall be in charge of the funds and valuable papers of the Company and shall have such other duties and powers as may be designated from time to time by the Board of Directors, by the president or by the chief financial officer. If no controller is elected, the treasurer shall, unless the Board of Directors otherwise specifies, also have the duties and powers of the controller. Any assistant treasurers shall have such duties and powers as shall be designated from time to time by the Board of Directors, the president or the treasurer.

         4.7. Controller and Assistant Controllers. If a controller is elected, he shall, unless the Board of Directors otherwise specifies be the chief accounting officer of the Corporation and be in charge of its books of account and accounting records, and of its accounting procedures. He shall have such other duties and powers as may be designated from time to time by the Board of Directors, the president or the treasurer. Any assistant controller shall have such duties and powers as shall be designated from time to time by the Board of Directors, the president, the treasurer or the controller.

         4.8. Secretary and Assistant Secretaries. The secretary shall record all proceedings of the stockholders, of the Board of Directors and of committees of the Board of Directors in a book or series of books to be kept therefor and shall file therein all actions by written consent of stockholders or directors. In the absence of the secretary from any meeting, an assistant secretary, or if there be none or he is absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof. Unless a transfer agent has been appointed the secretary shall keep or cause to be kept the stock and transfer records of the Corporation, which shall contain the names and record addresses of all stockholders and the number of shares registered in the name of each stockholder. He shall have such other duties and powers as may from time to time be designated by the Board of Directors or the president. Any assistant secretaries shall have such duties and powers as shall be designated from time to time by the Board of Directors, the president or the secretary.

         4.9. Divisional Officers. The president may appoint such officers of the divisions of the Company as he in his discretion shall determine, the officers of the divisions not being officers of the Company. Officers of divisions may also be officers of the Company.

                 Article 5. RESIGNATIONS AND REMOVALS; VACANCIES

         5.1. Resignations and Removals. Any director or officer may resign at any time by delivering his resignation in writing to the chairman, the president or the secretary or to a meeting of the Board of Directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time, and without in either case the necessity of its being accepted unless the resignation shall so state. The directors may be removed only as provided in the Certificate of Incorporation. The Board of Directors may at any time remove any officer either with or without cause. The Board of Directors may at any time terminate or modify the authority of any agent.


         5.2. Vacancies. If the office of the chairman, president or the treasurer or the secretary becomes vacant, the Board of Directors may elect a successor by vote of a majority of the directors then in office. If the office of any other officer becomes vacant, any person or body empowered to elect or appoint that officer may choose a successor. Each such successor shall hold office for the unexpired term, and in the case of the president, the treasurer and the secretary until his successor is chosen and qualified or in each case until he sooner dies, resigns, is removed or becomes disqualified. Any vacancy of a directorship shall be filled as specified in Section 3.5 of these by-laws.


                           Article 6. INDEMNIFICATION

         6.1. Indemnification of Directors and Executive Officers. Each person (a "Covered Person") who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was a director or executive officer of the Corporation (including any subsidiary or affiliate thereof or any constituent corporation or any of the foregoing absorbed in any merger) or is or was serving at the request of the Corporation (including such subsidiary, affiliate or constituent corporation) as a director or officer of another corporation, or of a partnership, joint venture, trust or other entity, including service with respect to employee benefit plans, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Delaware General Corporation Law, against all expenses, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise and other taxes and penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such Covered Person in connection therewith and such indemnification shall continue as to a Covered Person who has ceased to serve in such capacity and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such Covered Person seeking indemnity in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

         6.2. Advance of Expenses. The Corporation shall pay all expenses incurred by a Covered Person, or in defending any such proceeding as they are incurred in advance of its final disposition; provided, however, that if the Delaware General Corporation Law then so requires, the payment of such expenses incurred in advance of the final disposition of such proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Covered Person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this Article 6 or otherwise.

         6.3. Right of Indemnitee to Bring Suit. The rights to indemnification and to the advancement of expenses conferred in Sections 6.1 and 6.2 shall be contract rights. If a claim under such sections is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this
Article 6 or otherwise, shall be on the Corporation.

         6.4. Non-Exclusivity of Rights. The rights conferred on any person in this Article 6 shall not be exclusive of any other right that such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

         6.5. Indemnification Contracts. The Board of Directors is authorized to cause the Corporation to enter into a contract with any director, officer or employee of the Corporation, or any person serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, limited liability company, trust or other entity or enterprise, including employee benefit plans, providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than, those provided for in the Certificate of Incorporation or this Article 6.

         6.6. Insurance. The Corporation shall maintain insurance, at its expense, to the extent it determines such to be reasonably available, to protect itself, its officers and directors and any other persons the Board of Directors may select, against any expense, liability or loss arising out of or in connection with such officers', directors' or other persons' service in such capacity for the Corporation or, at the request of the Corporation, for another corporation, partnership, joint venture, limited liability company, trust or other entity or enterprise, including employee benefit plans, whether or not the Corporation would have the power to indemnify such officers, directors or other persons against such expense, liability or loss under the Delaware General Corporation Law, the Certificate of Incorporation or these by-laws.

         6.7. Effect of Amendment. Any amendment, repeal or modification of any provision of Article 6, inclusive, shall be prospective only, and shall not adversely affect any right or protection conferred on a person pursuant to this
Article 6 and existing at the time of such amendment, repeal or modification.

                            Article 7. CAPITAL STOCK

         7.1. Stock Certificates. Each stockholder shall be entitled to a certificate stating the number and the class and the designation of the series, if any, of the shares held by him, in such form as shall, in conformity to law, the Certificate of Incorporation and the by-laws, be prescribed from time to time by the Board of Directors. Such certificate shall be signed by (i) the chairman or vice chairman, if any, or the president or a vice president and
(ii) by the treasurer or an assistant treasurer or by the secretary or an assistant secretary. Any of or all the signatures on the certificate may be a facsimile. In case an officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the time of its issue.

         7.2. Loss of Certificates. In the case of the alleged theft, loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms, including receipt of a bond sufficient to indemnify the Corporation against any claim on account thereof, as the Board of Directors may prescribe.

                     Article 8. TRANSFER OF SHARES OF STOCK

         8.1. Transfer on Books. Subject to the restrictions, if any, stated or noted on the stock certificate, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the Board of Directors or the transfer agent of the Corporation may reasonably require. Except as may be otherwise required by law, by the Certificate of Incorporation or by these by-laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote or to give any consent with respect thereto and to be held liable for such calls and assessments, if any, as may lawfully be made thereon, regardless of any transfer, pledge or other disposition of such stock until the shares have been properly transferred on the books of the Corporation. It shall be the duty of each stockholder to notify the Corporation of his post office address.

         8.2. Record Date and Closing Transfer Books. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no such record date is fixed by the Board of Directors, the record date for determining the stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the dose of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such payment, exercise or other action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                            Article 9. CORPORATE SEAL

         9.1. Subject to alteration by the Board of Directors, the seal of the Corporation shall consist of a flat-faced circular die with the word "Delaware" and the name of the Corporation cut or engraved thereon, together with such other words, dates or images as may be approved from time to time by the Board of Directors.

                         Article 10. EXECUTION OF PAPERS

         10.1. Except as the Board of Directors may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts or other obligations made, accepted or endorsed by the Corporation shall be signed by the chairman, the president, a vice president or the treasurer.

                             Article 11. FISCAL YEAR

         11.1. The fiscal year of the Corporation shall end on the last Saturday of January of each year.

                             Article 12. AMENDMENTS

         12.1. Subject to any special voting requirements contained in the Certificate of Incorporation, these by-laws may be adopted, amended or repealed by vote of a majority of the entire Board of Directors at any meeting thereof. The stockholders shall have the power to amend, alter or repeal any provision of these by-laws only to the extent and in the manner provided in the Certificate of Incorporation.